                                                           Exhibit 4.2



                                    BY-LAWS

                                       OF

                               NORAM ENERGY CORP.
                      (As amended through May 11, 1994)


                                   ARTICLE I

                              LOCATION OF OFFICES

     SECTION 1. The principal office of the Company within the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The Company may also have offices or agencies at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Company may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. The annual meeting of stockholders entitled to vote shall be held at the office of the Company in a city and state designated by the Board of Directors, on the second Tuesday in May of each year, but if such day be a legal holiday in the state, then on the next succeeding business day not a legal holiday, at such hour as may be named in the notice or waiver of notice of such meeting. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the office of the Secretary, not less than fifty (50) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought
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before the annual meeting, (b) the name and address, as they appear on the
Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting; and (e) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedure set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2. Special meetings of stockholders, other than those required by statute, may be called at any time by the Chairman of the Board, a Vice Chairman of the Board, the President, the Executive Committee or a majority of the directors, but such special meetings may not be called by any other person or persons; and such special meetings may be held at any place within or without the State of Delaware.

     SECTION 3. Except as otherwise provided by statute or in these By-Laws, notice of each such meeting of stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the day on which the meeting is to be held to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office or other address as it appears on the books of the Company. Every such notice shall state the time and place and purpose or purposes of the meeting. Except where expressly required by law, no publication of notice of a meeting of stockholders shall be required. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

     SECTION 4. At every meeting of the stockholders, the holders of a majority of the voting power of the shares entitled to vote, and in the case of a class vote a majority of the shares of the class entitled to vote as a class, represented in person or by proxy, shall constitute a quorum. If, for any reason, such quorum shall not be represented at any meeting, the meeting may be adjourned from time to time by the stockholders represented at such meeting.
At any adjourned meeting at which the requisite amount of shares shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally called.





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     SECTION 5.  At every meeting of the stockholders, each stockholder shall be entitled to one vote for each share of Common Stock, and four votes for each share of Preference Stock, standing in his name on the books of the Company on the date fixed pursuant to Section 3 of Article VI of these By-Laws as the record date for determining the stockholders entitled to vote at such meeting, provided, however, that in elections of directors there shall be cumulative voting so that each such stockholder, in person or by proxy, shall have as many votes as shall equal the voting power of the number of shares of such stock standing in his name as set forth above multiplied by the number of directors to be elected, and such stockholder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

     At every meeting of stockholders, each stockholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto duly authorized in writing and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after (3) years from its date unless said proxy provides for a longer period. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, all matters which properly come before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares entitled to be voted thereat, a quorum being present.

     Voting shall be by ballot for the election of directors and whenever expressly required by law or whenever any qualified voter shall demand that any vote be by ballot.

     It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger of the Company to prepare and make, at least ten
(10) days before every election of directors, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order. For said ten (10) days such list shall be open to the examination of any stockholder at the place where said election is to be held, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Company, or to vote in person or by proxy at such election.

     Prior to any meeting of stockholders, but subsequent to the time of closing the transfer books or the time fixed as a record date for determining stockholders entitled to vote at such meeting, as the case may be, any proxy may submit his powers of attorney to the Secretary, or to the Treasurer for examination. The certificate of the Secretary or Treasurer as to the regularity of such powers of attorney, and as to the number of shares held by the





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persons who severally and respectively executed such powers of attorney shall be received as prima facie evidence of the number of shares represented by the holders of such powers of attorney.

     SECTION 6. At every meeting of stockholders, the Chairman of the Board, a Vice Chairman of the Board or the President, or in their absence one of the Vice-Presidents, shall call the meeting to order and shall act as Chairman of the meeting. The Board of Directors may appoint any stockholder to act as Chairman of any meeting in the absence of the Chairman of the Board, all Vice Chairmen of the Board and the President and all of the Vice-Presidents.

     The Secretary of the Company shall act as secretary of each meeting of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the Chairman of such meeting may appoint an Assistant Secretary or, if none is present, some other person to act as Secretary of the meeting.

     SECTION 7. The number of directors of the Company shall be as set forth from time to time by resolution of the Board of Directors, such directors shall be elected at each annual meeting of stockholders, and shall hold office for one year or until their successors are elected and qualified. No person will be eligible to stand for election as a director at any annual or special meeting of stockholders that occurs after such person's 70th birthday. At all elections of directors, the persons receiving the highest number of votes cast as provided in Section 5 of Article II of these By-Laws shall be elected as Directors.

     SECTION 8. At every meeting of the stockholders the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or if no such appointment shall have been made, then by the Chairman of the meeting. If for any reason either of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of those so failing to attend, or refusing or unable to attend, shall be appointed in like manner.

     SECTION 9. Notice of any annual meeting or special meeting of stockholders may be waived in writing by, and will be waived by the attendance thereat in person or by proxy of, any stockholder. Any stockholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice of such meeting had been given.

     SECTION 10. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee





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appointed by the Board of Directors pursuant to these By-Laws or by any stockholder entitled to vote in the election of directors generally; provided, however, that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice in writing of such stockholder's intent to make such nomination or nominations has been given to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the office of the Secretary, not later than (i) with respect to an election to be held at an annual meeting of stockholders of the Company, ninety
(90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders of the Company. A stockholder's notice to the Secretary shall set forth: (a) the name and address, as they appear on the Company's books, of the stockholder who intends to make the nomination; (b) the name and address of the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions set forth in this section.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. The Board of Directors shall have all the powers of the corporation, and all the management of its business, unless otherwise provided for by law. They shall appoint and remove all officers, agents and employees of the Company, except as hereinafter stated; prescribe their duties, fix their compensation, except as hereinafter stated, and require, when deemed advisable, security for their faithful service. They may make rules and regulations not inconsistent with law and these By-Laws for the guidance of the Company's officers and agents. They shall make a report and render an account to the annual meeting of the stockholders showing, in detail, the condition of the property and the financial affairs of





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the Company, and generally possess all the powers and perform all the duties usually exercised by or imposed upon directors or trustees of similar corporations.

     SECTION 2. Regular meetings of the board shall be held at such times and places within or without the State of Delaware, as the board may determine. In the event that the date fixed for any meeting shall be a legal holiday, the same shall be held at the appointed hour on the next succeeding business day.

     Special meetings may be called by the Chairman of the Board, a Vice Chairman of the Board, the President, any Executive Vice President, the Secretary or the Executive Committee. Special meetings shall be called by any officer upon the request in writing of a majority of the directors. Special meetings shall be held at such time and place within or without the State of Delaware as are specified in the call.

     SECTION 3. Forty-eight hours' notice of the time and place of each special meeting shall be given to each director personally or at his residence or usual place of business by letter, telegram or telephone. Any director may waive notice in writing or by telegram either before or after the meeting.

     SECTION 4. A majority of the directors in office shall constitute a quorum for the transaction of business, but less than a quorum may adjourn from time to time and from place to place. All questions shall be decided by the vote of a majority of directors present. Any action may be authorized or approved by a majority of the directors, in any appropriate manner, even though they shall not be actually present at a meeting. The directors shall act only as a board and the individual directors shall have no power as such.

     The yeas and nays shall be taken and recorded on demand of any director present unless the board orders otherwise; provided, each director shall always have the right to have his own vote recorded.

     SECTION 5. Vacancies in the Board of Directors occurring by death, resignation, failure to accept the office, inability to discharge the duties thereof, or otherwise, before the expiration of a term, and newly created directorships may in each case be filled by a majority of the directors then in office, though less than a quorum, and the director so chosen shall hold office for the remainder of the term of the person whose vacancy he shall be chosen to fill.

     SECTION 6. An annual meeting of the Board of Directors shall be held as soon as practicable after each annual election of directors, unless otherwise determined by the board, for the purpose of organization, the election of officers and for the





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transaction of such other business as may be required by statute or by these
By-Laws, or as may be determined by such board.

     SECTION 7. All committees shall be appointed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 8. No contract or other transactions between the Company and any other corporation, person, firm or association and no act of the Company shall in any way be affected or invalidated by the fact that any director of the Company is pecuniarily or otherwise interested in such contract or transaction or is a director, member or officer of such other corporation, firm or association; any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director interested in such other corporation, firm or association, or who is interested in such contract or transaction, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Company at which such contract or transaction may be authorized and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director, member or officer of such other corporation, firm or association, or not so interested.

     SECTION 9. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Company, each director as such, and as a member of any committee of the board, shall be entitled to receive such remuneration as may be fixed from time to time by resolution of the Board of Directors in the form of fees for attendance at meetings of the board, committees thereof and of payment at the rate of a fixed sum per month; provided, however, that no director who receives a salary as an officer or employee of the Company or any subsidiary thereof shall receive remuneration as a member of any committee of the board, and none as a director.

     SECTION 10. The Company shall indemnify any present or former officer or director of the Company, any present or former officer or director of any enterprise serving during such period as the enterprise is or was an affiliate, division or subsidiary of the Company, and any person who is or was serving at the request of the





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Company as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by, and in accordance with the procedure set forth in, Section 145 of the General Corporation Law of Delaware now or hereafter in force (or any successor provision of the law of Delaware), including the payment of expenses before the final disposition of a proceeding; and the Company may indemnify other employees, agents, and representatives of the Company or its affiliates, subsidiaries or divisions to the same extent. The Company may indemnify any former officer, director, employee, agent or representative of any constituent corporation (as that term is described in Section 145(h) of the Delaware General Corporation Law) of the Company, any officer or director of any enterprise who was serving during such period as the enterprise was an affiliate, division or subsidiary of such constituent corporation, and any person who was serving at the request of the constituent corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by, and in accordance with the procedure set forth in, Section 145 of the General Corporation Law of Delaware now or hereafter in force (or any successor provision of the law of Delaware), including the payment of expenses before the final disposition of a proceeding. Any right of indemnification herein provided shall inure to each indemnified person, whether or not such person was acting in the capacity of which the indemnity relates at the time costs or expenses subject to the indemnity are imposed or incurred, and regardless of whether the claim asserted against him is based on matters which antedate the adoption of this By-law.
The indemnification provided by this section shall not limit the Company from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this section, references to "other enterprises" and references to "serving at the request of the Company" shall include the respective matters referred to in Section 145(i) of the Delaware General Corporation Law now or hereafter in force (or any successor provision of the law of Delaware).


                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. The officers of the Corporation shall consist of a Chairman of the Board, one or more Vice Chairmen of the Board and a President, each of whom shall be a director, one or more Vice





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Presidents, a Secretary, a Treasurer and a Controller, who need not be directors, and such officers as may be elected or appointed by the Board or the Executive Committee. The same person may hold any two of such offices simultaneously. If the offices of Secretary and Treasurer are held by the same person, that person may also hold the additional office of Vice President.

     SECTION 2. Officers of the Company may be elected from time to time by the Board of Directors, and each of the said officers, unless removed from office, shall hold office until the next annual meeting of the directors and until his successor is chosen and qualified.

     SECTION 3. Every officer, agent or employee of the Company shall be subject to removal by a majority vote of the directors with or without cause at any time.

     SECTION 4. The Chairman of the Board, the Vice Chairman of the Board and the President shall have such powers and duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board, in his absence the Vice Chairman of the Board and the President shall have the executive management of the Company, each in the areas appointed to him by the Board of Directors. The Chairman, in his absence the Vice Chairman of the Board, and in the absence of both, the President, shall preside at all meetings of the Board of Directors and of the stockholders. Such officers, in the duties appointed to them, shall see that all orders and resolutions of the Board of Directors and Executive Committee are carried into effect. They, or either of them, may execute all contracts, deeds, certificates, bonds or other obligations in the name of the Company and sign certificates of stock and records or certificates required by law to be executed in the name of the Company by its chief officer.

     They and each of them shall perform such other duties as may from time to time be prescribed by the Board of Directors or Executive Committee.

     SECTION 5. Each Vice-President shall have such authority and perform such duties as may at any time be delegated to him by the Board of Directors or the Executive Committee or the President, and in the absence of the President, the duties and powers of his office shall be performed and exercised by the Vice-Presidents.

     The power of the Vice-Presidents to sign and execute, on behalf of the Company, contracts, deeds, bonds or other obligations and stock certificates, shall be coordinate with the like powers of the President, and any contract so authorized, or any bond or stock certificate signed by any Vice-President in lieu of the President, shall be as valid and binding as if signed by the latter.





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     SECTION 6.  The Secretary or an Assistant Secretary shall attend such meetings of the Board of Directors, Executive Committee and stockholders as shall be required and shall record or cause to be recorded the minutes of all meetings in books provided for that purpose. He shall attend to the giving and serving of all notices of the Company, together with such lists of the stockholders as may be required by law. He shall be the custodian of all papers brought before the board or Executive Committee for action or ordered on file; also of all written contracts and deeds, insurance policies, leases, records and evidences of title to real estate and other property (except money and securities) owned, held or controlled by the Company. He shall have the custody of the corporate seal, and shall affix and attest the same when authorized by the Chairman of the Board, a Vice Chairman of the Board, the President, a Vice-President, the Board of Directors or a committee thereof. He shall prepare and make out, at least ten days before every stockholder's meeting and before the payment of any dividend, a full, true and correct list in alphabetical order of the names of all the persons in whose name or names any stock shall stand on the books of the Company on the record date fixed by or pursuant to Section 3 of Article VI hereof, previous to such meeting or the payment of such dividend and enter opposite each name the number of shares held by each. He shall certify such list for use at such meeting or in case of dividend payments for the use of the Treasurer. He shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, a Vice Chairman of the Board, or the President. The Board of Directors or Executive Committee may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as the board or Executive Committee may direct, and shall perform all the duties of the Secretary in his absence.

     SECTION 7. The Treasurer shall cause to be made full and accurate entries of all receipts and disbursements in the books of the Company, and he shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors or Executive Committee. He shall have authority to receive and give receipts for all moneys due and payable to the Company from any source whatsoever and to give full discharge for the same, and to endorse for deposit on behalf of the Company all checks, drafts, notes, warrants, orders and other papers requiring endorsement. He shall disburse the money of the Company under the direction of the Board of Directors or Executive Committee. He may, in the discretion of the directors, be required to give a bond in any amount satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the Company in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Company. He shall perform such other duties as may be conferred upon him by the Board of Directors





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
or Executive Committee. The Board of Directors or Executive Committee may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as the board or Executive Committee may direct.

     SECTION 8. The Controller shall be the principal officer in charge of the accounts of the Company. He shall have charge, under the Board of Directors, the Executive Committee, the Chairman of the Board, a Vice Chairman of the Board and the President, of all books and accounts relating to revenues and expenditures.


                                   ARTICLE V

                              EXECUTIVE COMMITTEE

     SECTION 1. There may be an Executive Committee which shall consist of not less than five members of the Board of Directors. The members of such committee shall be appointed by the Board of Directors annually at the first meeting of the board after the actual election of directors.

     SECTION 2. Vacancies occurring in the Executive Committee by death, resignation, inability or refusal to act, or otherwise, shall be filled by the Board of Directors at any regular or special meeting of the board.

     SECTION 3. The Executive Committee shall appoint one of its number chairman who shall preside at its meetings and hold office during the pleasure of the committee. The Executive Committee shall also have the power to appoint such sub-committees as it may deem necessary.

     SECTION 4. The Executive Committee shall have the power to adopt rules and regulations for the calling and holding of its meetings and for the transaction of business at such meetings as shall not be inconsistent with the law or these By-Laws; and until otherwise ordered by the committee, its meetings shall be held on the call of the chairman of the committee or on the call of any two members thereof.

     SECTION 5. The Executive Committee shall possess and may exercise and perform each and all of the powers and duties of the Board of Directors when the Board of Directors shall not be in session (including the powers to (1) cause the seal of the corporation to be affixed to all papers that may require it; (2) declare dividends; and (3) approve a certificate of ownership in a
Section 253 short form merger of a 90 percent owned subsidiary), except as said powers and duties shall be limited by the Board.

     The Executive Committee or the Board of Directors in its discretion may submit any contract or act for approval or ratification





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at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the outstanding stock of the Company which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders as though it had been approved or ratified by every stockholder of the Company.

     SECTION 6. A majority of the members of the Executive Committee shall constitute a quorum for the regular transaction of business. In every case, affirmative vote of a majority of all the members of the Executive Committee shall be necessary to any action taken by the Executive Committee.

     SECTION 7. The Executive Committee shall, whenever it may be necessary, prescribe the duties of officers and employees of the Company whose duties are not defined by the By-Laws or the Board of Directors.


                                   ARTICLE VI

                                     STOCK

     SECTION 1. Certificates for shares of stock of the Company shall be in such form as shall be approved by the Board of Directors. All certificates of each class of the stock of the Company shall be numbered and shall be signed by, or in the name of the Company by, the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company; provided, however, that, where such certificate is signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chairman of the Board, Vice Chairman of the Board, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. The seal of the Company shall be affixed to all certificates or a facsimile impressed or affixed or reproduced or otherwise thereon. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and may be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Company.

     The name of the person, firm, corporation or association owning shares represented by certificates of stock of the Company, with the number of shares and the date of issue, shall be entered in the books of the Company. All certificates surrendered to the Company shall be cancelled and each certificate cancelled shall be preserved. No new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled, provided, however, that a new certificate may be issued in place of any certificate alleged to be lost, destroyed or mutilated and the Board of Directors, in its discretion may require the filing with the Company of a bond sufficient to indemnify the Company against any expense, loss, damage or liability caused by the issuance of such new certificate. The Board of Directors may, by general resolution and in anticipation of loss, destruction and mutilation, specify, for the guidance of the proper officers and agents of the Company, the conditions upon which lost, destroyed or mutilated certificates of any stock or other securities of the Company shall be replaced or reissued.

     SECTION 2. Transfer of shares of the stock of the Company shall be made only upon the books of the Company by the holder thereof, in person or by attorney duly authorized, and upon the surrender of the certificate or certificates for a like number of shares properly endorsed. The Board of Directors or Executive Committee may appoint transfer clerks to act on behalf of the Company and transfer agents and stock registrars in various cities and may require that all stock certificates bear the signature of any such transfer clerk, transfer agent or stock registrar.

     SECTION 3. The Board of Directors may, by resolution, direct that the stock transfer books of the Company be closed for a period not exceeding the maximum number of days permitted by the laws of the State of Delaware preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of the closing of the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding the maximum number of days permitted by the laws of the State of Delaware, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of the stock, or to give such consent and in each such case such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

     Unless and until otherwise provided by resolution of the Board of Directors, the stock transfer books of the Company shall not be closed for any period for the payment of dividends or for or in connection with any meeting of stockholders.

     Unless and until otherwise provided by resolution of the Board of Directors, the record date for the determination of stockholders entitled to notice of, and to vote at, each annual meeting of stockholders, shall be the March 15th next preceding each such annual meeting, and only such stockholders as shall be stockholders of record at the close of business on said record date, shall be entitled to notice of, and to vote at, such annual meeting. If in any year March 15th shall fall on Sunday, or on a day that is a legal holiday in either of the State of Delaware or the State of New York, the record date aforesaid in such year shall be on the next succeeding business day not a Sunday or such legal holiday. The Board of Directors shall have power to change such record date from time to time as permitted by the laws of the State of Delaware.

     SECTION 4. While the transfer books are closed no transfer shall be made so as to change the persons entitled to receive dividends or vote at any meeting; but this shall not prevent the issue on the application of any stockholder of certificates of smaller denominations in lieu of larger ones, and vice versa, provided the amount of shares standing in such stockholder's name shall not thereby be increased or diminished.

     SECTION 5. The Board of Directors may at any time adopt such additional and further rules and regulations (not inconsistent with laws or these By-Laws) relating to the issue, transfer and safety of stock certificates as they may deem advisable.


                                  ARTICLE VII

                            CHECKS, NOTES AND DRAFTS

     SECTION 1. All checks, notes, drafts, trade acceptances, warrants or orders for the payment of money, shall be signed and countersigned by such persons as the Board of Directors or Executive Committee may from time to time designate for such purpose.

                                  ARTICLE VIII

                                      SEAL

     SECTION 1. The seal of the Company shall be in the form of a circle and shall bear the name of the Company and the year of its incorporation.


                                   ARTICLE IX

                                   DIVIDENDS

     SECTION 1. The Board of Directors may declare dividends from the surplus or net profits of the Company over and above the amount which from time to time may be fixed by the board as the amount to be reserved as working capital.


                                   ARTICLE X

                                WORKING CAPITAL

     SECTION 1. Before paying any dividends or making any distribution of the proceeds, there may be set aside out of the net profits of the Company such sums as the board shall from time to time think proper as a reserve fund to meet contingencies, or for repairing and maintaining any property of the Company, or for such other purposes the directors may consider to be in the interests of the Company.


                                   ARTICLE XI

                                WAIVER OF NOTICE

     SECTION 1. Whenever, under the provisions of these By-Laws or of any statute or law, the stockholders or directors are authorized to hold any meeting or to take any action after notice or after the lapse of any prescribed period of time, such meeting may be held and such action may be taken without notice, and without lapse of time, upon a written waiver thereof signed by every person entitled to notice; and any consent or action of or by stockholders or directors that may be required at any meeting by these By-Laws or by law or by statute, may be given or taken in or by a writing signed by the stockholders or directors required to give such consent or take such action.

                                  ARTICLE XII

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed in whole or in part by the Board of Directors or by the stockholders at any annual meeting or any special meeting if notice thereof is included in the notice of such special meeting.